FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2012

FRESNO, CALIFORNIA…July 18, 2012… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $3,422,000, and diluted earnings per common share of $0.34 for the six months ended June 30, 2012, compared to $3,361,000 and $0.33 per diluted common share for the six months ended June 30, 2011. Net income increased 1.81%, primarily driven by a decrease in non-interest expense, partially offset by a higher provision for credit losses and decreases in non-interest income in 2012 compared to 2011. Non-performing assets decreased $2,094,000 or 14.51% to $12,340,000 at June 30, 2012, compared to $14,434,000 at December 31, 2011. Included in non-performing assets is $2,098,000 in OREO as of June 30, 2012 compared to none at December 31, 2011. Shareholders’ equity increased $5,777,000, or 5.37% during the six months ended June 30, 2012. The growth in shareholders' equity was driven by net income during the period, an increase in other comprehensive income, and the issuance of common stock from the exercise of stock options. Unaudited consolidated net income and diluted earnings per common share for the quarter ended June 30, 2012, were marginally lower than in the first quarter of 2012 and the corresponding quarter in 2011.
During the first two quarters of 2012, the Company’s total assets decreased 1.53%, total liabilities decreased 2.53%, and shareholders’ equity increased 5.37% compared to December 31, 2011. Return on average equity (ROE) for the six months ended June 30, 2012 was 6.12%, compared to 6.67% for the six months ended

- more -

June 30, 2011. The decrease in ROE reflects an increase in capital from an increase in other comprehensive income and an increase in retained earnings, which were greater than the increase in net income. Return on average assets (ROA) was 0.82% and 0.87% for the six months ended June 30, 2012 and 2011, respectively.

During the six months ended June 30, 2012, the Company recorded a provision for credit losses of $500,000, compared to $350,000 for the six months ended June 30, 2011. During the six months ended June 30, 2012, the Company recorded $1,756,000 in net loan charge-offs, compared to $330,000 for the six months ended June 30, 2011. The net charge-off ratio, which reflects net charge-offs to average loans, was 0.85% for the six months ended June 30, 2012, compared to 0.15% for the same period in 2011. The Company also recorded OREO related expenses of $72,000 during 2012 compared to $2,000 for the six months ended June 30, 2011.
At June 30, 2012, the allowance for credit losses stood at $10,140,000, compared to $11,396,000 at December 31, 2011, a net decrease of $1,256,000. The allowance for credit losses as a percentage of total loans was 2.45% at June 30, 2012, and 2.67% at December 31, 2011. The Company believes the allowance for credit losses is adequate to provide for probable losses inherent within the loan portfolio at June 30, 2012.
Total non-performing assets were $12,340,000, or 1.48% of total assets as of June 30, 2012 compared to $14,434,000 or 1.70% of total assets as of December 31, 2011. Total non-performing assets as of June 30, 2011 were $14,959,000 or 1.89% of total assets.
The following provides a reconciliation of the change in non-accrual loans for the first two quarters of 2012.

(Dollars in thousands)	Balances December 31, 2011	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances June 30, 2012
Non-accrual loans:
Commercial and industrial	$267	$4	$(32)	$(155)	$—	$(84)	$—
Real estate	2,787	—	(11)	(2,175)	—	(381)	220
Equity loans and lines of credit	705	79	(390)	—	—	(76)	318
Consumer	74	—	(3)	—	—	—	71
Restructured loans (non-accruing):
Real estate	2,129	425	(33)	(7)	—	(1,103)	1,411
Real estate construction and land development	6,823	—	(261)	—	—	—	6,562
Equity loans and lines of credit	1,649	75	(64)	—	—	—	1,660
Total non-accrual	$14,434	$583	$(794)	$(2,337)	$—	$(1,644)	$10,242

- more -

Central Valley Community Bancorp -- page 3

The following provides a summary of the change in the OREO balance for the six months ended June 30, 2012:

(Dollars in thousands)	Six Months Ended June 30, 2012
Balance, Beginning of period	$—
Additions	2,337
Dispositions	(251)
Write-downs	—
Net gain (loss) on disposition	12
Balance, End of period	$2,098
The Company’s net interest margin (fully tax equivalent basis) was 4.35% for the six months ended June 30, 2012, compared to 4.69% for the six months ended June 30, 2011. The decrease in net interest margin in the period-to-period comparison resulted primarily from a decrease in the yield on the Company’s investment portfolio partially offset by a decrease in the Company’s cost of funds. For the six months ended June 30, 2012, the effective yield on total earning assets decreased 51 basis points to 4.64% compared to 5.15% for the six months ended June 30, 2011, while the cost of total interest-bearing liabilities decreased 23 basis points to 0.42% compared to 0.65% for the six months ended June 30, 2011. For the six months ended June 30, 2012, the amount of the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased 24.75% compared to the six months ended June 30, 2012. The effective yield on average investment securities decreased to 3.02% for the six months ended June 30, 2012, compared to 3.48% for the six months ended June 30, 2011. The decrease in yield in the Company’s investment securities during 2012 resulted primarily from the purchase of lower yielding investment securities. Average loans, which generally yield higher rates than investment securities, decreased 4.17%, from $429,737,000 for the six months ended June 30, 2011 to $411,810,000 for the six months ended June 30, 2012. The effective yield on average loans decreased to 6.09% from 6.35% between June 30, 2011 and June 30, 2012. The cost of total deposits decreased 17 basis points to 0.27% for the six months ended June 30, 2012, compared to 0.44% for the six months ended June 30, 2011. Net interest income before the provision for credit losses for the six months ended June 30, 2012 was $15,176,000, compared to $15,392,000 for the six months ended June 30, 2011, a decrease of $216,000 or 1.40%. Net interest income decreased as a result of these yield changes and an increase in interest-bearing liabilities, partially offset by an increase in average earning assets.

- more -

Central Valley Community Bancorp -- page 4

Total average assets for the six months ended June 30, 2012 were $833,345,000 compared to $775,625,000, for the six months ended June 30, 2011, an increase of $57,720,000 or 7.44%. Total average loans were $411,810,000 for 2012, compared to $429,737,000 for 2011, representing a decrease of $17,927,000 or 4.17%. Total average investments, including deposits in other banks and Federal funds sold, increased to $343,836,000 for the six months ended June 30, 2012, from $275,623,000 for the six months ended June 30, 2011, representing an increase of $68,213,000 or 24.75%. Total average deposits increased $47,288,000 or 7.22% to $702,559,000 for the six months ended June 30, 2012, compared to $655,271,000 for the six months ended June 30, 2011. Average interest-bearing deposits increased $15,109,000, or 3.12%, and average non-interest bearing demand deposits increased $32,179,000, or 18.77%, for the six months ended June 30, 2012, compared to the six months ended June 30, 2011. The Company’s ratio of average non-interest bearing deposits to total deposits was 28.99% for the six months ended June 30, 2012, compared to 26.17% for the six months ended June 30, 2011.
Non-interest income for the six months ended June 30, 2012 was $3,129,000, compared to $3,345,000 for the six months ended June 30, 2011. For the six months ended June 30, 2011, the Company had $521,000 more in gains on the sale of other real estate owned, and $83,000 more in service charge income than during the six months ended June 30, 2012. These differences, netted against a $418,000 increase in net realized gains on sales and calls of investment securities, a $93,000 increase in loan placement fees, and a $31,000 change in net impairment loss recognized in earnings, were primarily the reasons for the $216,000 decrease in non-interest income for the first six months of 2012 compared to the first six months of 2011.
Non-interest expense for the six months ended June 30, 2012 decreased $584,000, or 4.11%, to $13,636,000 compared to $14,220,000 for the six months ended June 30, 2011, primarily due to decreases in occupancy and equipment expenses of $112,000, advertising fees of $86,000, legal fees of $94,000, and regulatory assessments of $158,000, partially offset by increases in other real estate owned expenses of $72,000 and salaries and employee benefits of $10,000.
The Company recorded an income tax expense of $747,000 for the six months ended June 30, 2012, compared to $806,000 for the six months ended June 30, 2011. The effective tax rate for 2012 was 17.92% compared to 19.34% for the six months ended June 30, 2011.

- more -

Central Valley Community Bancorp -- page 5

Quarter Ended June 30, 2012
For the quarter ended June 30, 2012, the Company reported unaudited consolidated net income of $1,709,000 and diluted earnings per common share of $0.17, compared to $1,773,000 and $0.18 per diluted share, for the same period in 2011, and $1,713,000 and $0.17 per diluted share, for the quarter ended March 31, 2012. The decrease in net income during the second quarter of 2012 compared to the same period in 2011 is primarily due to decreases in interest income and decreases in non-interest income partially offset by decreases in interest expense and a decrease in non-interest expense.
Annualized return on average equity for the second quarter of 2012 was 6.06%, compared to 6.92% for the same period of 2011. This decrease is reflective of a decrease in net income and an increase in capital. Annualized return on average assets was 0.82% for the second quarter of 2012 compared to 0.91% for the same period in 2011. This decrease is due to a decrease in net income and an increase in average assets.
In comparing the second quarter of 2012 to the second quarter of 2011, average total loans decreased $22,278,000, or 5.14%. During the second quarter of 2012, the Company recorded a $100,000 provision for credit losses, compared to $250,000 for the same period in 2011. During the second quarter of 2012, the Company recorded $245,000 in net loan charge-offs compared to $235,000 for the same period in 2011. The net charge-off ratio, which reflects annualized net charge-offs to average loans, was 0.24% for the quarter ended June 30, 2012 compared to 0.22% for the quarter ended June 30, 2011.
The following provides a reconciliation of the change in non-accrual loans for the quarter ended June 30, 2012.

- more -

Central Valley Community Bancorp -- page 6

(Dollars in thousands)	Balances March 31, 2012	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances June 30, 2012
Non-accrual loans:
Commercial and industrial	$24	$—	$(21)	$—	$—	$(3)	$—
Real estate	225	—	(5)	—	—	—	220
Equity loans and lines of credit	504	79	(265)	—	—	—	318
Consumer	73	—	(2)	—	—	—	71
Restructured loans (non-accruing):
Real estate	1,004	425	(18)	—	—	—	1,411
Real estate construction and land development	6,696	—	(134)	—	—	—	6,562
Equity loans and lines of credit	1,616	75	(31)	—	—	—	1,660
Total non-accrual	$10,142	$579	$(476)	$—	$—	$(3)	$10,242
The following provides a summary of the change in the OREO balance for the quarter ended June 30, 2012:

(Dollars in thousands)	Quarter Ended June 30, 2012
Balance, Beginning of period	$2,253
Additions	—
Dispositions	(169)
Write-downs	—
Net gain (loss) on disposition	14
Balance, End of period	$2,098
Average total deposits for the second quarter of 2012 increased $39,557,000 or 5.98% to $700,598,000 compared to $661,041,000 for the same period of 2011.
The Company’s net interest margin (fully tax equivalent basis) decreased 38 basis points to 4.33% for the three months ended June 30, 2012, from 4.71% for the three months ended June 30, 2011. Net interest income, before provision for credit losses, decreased $284,000 or 3.64% to $7,510,000 for the second quarter of 2012, compared to $7,794,000 for the same period in 2011. The decreases in net interest margin and in net interest income are primarily due to a decrease in the yield on interest-earning assets and a decrease in average loan balances. Over the same periods, the cost of total deposits decreased 17 basis points to 0.26% compared to 0.43% in 2011.
Non-interest income decreased $126,000 or 7.89% to $1,471,000 for the second quarter of 2012

- more -

Central Valley Community Bancorp -- page 7

compared to $1,597,000 for the same period in 2011. The second quarter of 2011 non-interest income included a $142,000 gain related to the final distribution of the Service 1st escrow account and an $85,000 gain related to the collection of life insurance proceeds. Non-interest expense decreased $349,000 or 4.94% for the same periods mainly due to decreases in regulatory assessments, advertising, salaries and employee benefits, and occupancy expenses, partially offset by increases in other real estate owned expense.
“The second quarter of 2012 demonstrates overall earnings consistency. Net income for the second quarter of 2012 is flat compared to first quarter 2012, slightly lower than the same quarter of 2011, and slightly higher for the first six months of 2012 compared to the first six months of 2011,” stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“ Asset quality continues to improve with no significant change from first quarter 2012 as the one identified OREO, comprising the bulk of OREO total at June 30, 2012, is in escrow and expected to close during the third quarter of 2012. Loan demand remains a challenge and, combined with low yields on securities, has muted the growth of gross revenue. We are seeing slow, but improving trends in the communities we serve, which we regard as a positive indicator in the economic landscape,” concluded Doyle.
Central Valley Community Bancorp trades on the NASDAQ-GS stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 full service offices in Clovis, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, and Tracy, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.
###

- more -

Central Valley Community Bancorp -- page 8

Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

- more -

Central Valley Community Bancorp -- page 9

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share amounts)	2012	2011
	(Unaudited)
ASSETS
Cash and due from banks	$18,643	$19,409
Interest-earning deposits in other banks	28,231	24,467
Federal funds sold	610	928
Total cash and cash equivalents	47,484	44,804
Available-for-sale investment securities (Amortized cost of $312,175 at June 30, 2012 and $321,405 at December 31, 2011)	322,931	328,413
Loans, less allowance for credit losses of $10,140 at June 30, 2012 and $11,396 at December 31, 2011	404,203	415,999
Bank premises and equipment, net	6,287	5,872
Other real estate owned	2,098	—
Bank owned life insurance	11,961	11,655
Federal Home Loan Bank stock	3,850	2,893
Goodwill	23,577	23,577
Core deposit intangibles	683	783
Accrued interest receivable and other assets	12,970	15,027
Total assets	$836,044	$849,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$202,253	$208,025
Interest bearing	500,498	504,961
Total deposits	702,751	712,986
Short-term borrowings	4,000	—
Long-term debt	—	4,000
Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	10,879	19,400
Total liabilities	722,785	741,541
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value, $1,000 per share liquidation preference; 10,000,000 shares authorized, Series C, issued and outstanding: 7,000 shares at June 30, 2012 and December 31, 2011	7,000	7,000
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 9,592,166 at June 30, 2012 and 9,547,816 at December 31, 2011	40,877	40,552
Retained earnings	59,053	55,806
Accumulated other comprehensive income, net of tax	6,329	4,124
Total shareholders’ equity	113,259	107,482
Total liabilities and shareholders’ equity	$836,044	$849,023

- more -

Central Valley Community Bancorp -- page 10

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(In thousands, except share and per share amounts)	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$6,053	$6,560	$12,137	$13,022
Interest on deposits in other banks	16	45	34	95
Interest on Federal funds sold	1	—	1	1
Interest and dividends on investment securities:
Taxable	880	1,131	1,953	2,228
Exempt from Federal income taxes	1,078	830	2,115	1,630
Total interest income	8,028	8,566	16,240	16,976
INTEREST EXPENSE:
Interest on deposits	455	712	936	1,429
Interest on junior subordinated deferrable interest debentures	26	24	55	49
Other	37	36	73	106
Total interest expense	518	772	1,064	1,584
Net interest income before provision for credit losses	7,510	7,794	15,176	15,392
PROVISION FOR CREDIT LOSSES	100	250	500	350
Net interest income after provision for credit losses	7,410	7,544	14,676	15,042
NON-INTEREST INCOME:
Service charges	676	749	1,365	1,448
Appreciation in cash surrender value of bank owned life insurance	96	96	190	193
Loan placement fees	99	77	227	134
Gain (loss) on disposal of other real estate owned	14	(12)	12	533
Net realized gain on sale of assets	4	—	4	—
Net realized gains on sales and calls of investment securities	97	42	444	26
Other-than-temporary impairment loss:
Total impairment loss	—	—	—	(31)
Loss recognized in other comprehensive income	—	—	—	—
Net impairment loss recognized in earnings	—	—	—	(31)
Federal Home Loan Bank dividends	3	3	7	5
Other income	482	642	880	1,037
Total non-interest income	1,471	1,597	3,129	3,345
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,957	3,998	8,086	8,076
Occupancy and equipment	877	936	1,758	1,870
Regulatory assessments	169	194	325	483
Data processing expense	283	286	577	562
Advertising	140	182	280	366
Audit and accounting fees	125	113	253	225
Legal fees	54	83	82	176
Other real estate owned	9	(7)	72	2
Amortization of core deposit intangibles	50	103	100	207
Other expense	1,054	1,179	2,103	2,253
Total non-interest expenses	6,718	7,067	13,636	14,220
Income before provision for income taxes	2,163	2,074	4,169	4,167
PROVISION FOR INCOME TAXES	454	301	747	806
Net income	$1,709	$1,773	$3,422	$3,361
Net income	$1,709	$1,773	$3,422	$3,361
Preferred stock dividends and accretion	87	99	175	198
Net income available to common shareholders	$1,622	$1,674	$3,247	$3,163
Net income per common share:
Basic earnings per common share	$0.17	$0.18	$0.34	$0.33
Weighted average common shares used in basic computation	9,592,045	9,516,110	9,581,172	9,495,890
Diluted earnings per common share	$0.17	$0.18	$0.34	$0.33
Weighted average common shares used in diluted computation	9,618,976	9,540,615	9,604,056	9,522,664

- more -

Central Valley Community Bancorp -- page 11

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Jun. 30,	Mar 31,	Dec. 31,	Sep. 30,	Jun. 30,
For the three months ended	2012	2012	2011	2011	2011
(In thousands, except share and per share amounts)
Net interest income	$7,510	$7,666	$8,016	$7,949	$7,794
Provision for credit losses	100	400	300	400	250
Net interest income after provision for credit losses	7,410	7,266	7,716	7,549	7,544
Total non-interest income	1,471	1,658	1,336	1,595	1,597
Total non-interest expense	6,718	6,918	6,803	7,222	7,067
Provision for income taxes	454	293	541	514	301
Net income	$1,709	$1,713	$1,708	$1,408	$1,773
Net income available to common shareholders	$1,622	$1,625	$1,622	$1,206	$1,674
Basic earnings per common share	$0.17	$0.17	$0.17	$0.13	$0.18
Weighted average common shares used in basic computation	9,592,045	9,570,297	9,547,816	9,547,816	9,516,110
Diluted earnings per common share	$0.17	$0.17	$0.17	$0.13	$0.18
Weighted average common shares used in diluted computation	9,618,976	9,577,432	9,552,043	9,557,609	9,540,615

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
As of and for the three months ended	2012	2012	2011	2011	2011
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	2.45%	2.52%	2.67%	2.59%	2.53%
Nonperforming assets to total assets	1.48%	1.48%	1.70%	2.04%	1.89%
Total nonperforming assets	$12,340	$12,395	$14,434	$17,064	$14,959
Net loan charge offs (recoveries)	$245	$1,511	$(66)	$404	$235
Net charge offs (recoveries) to average loans (annualized)	0.24%	1.46%	(0.06)%	0.37%	0.22%
Book value per share	$11.08	$10.82	$10.52	$10.41	$10.15
Tangible book value per share	$8.55	$8.28	$7.97	$7.84	$7.58
Tangible common equity	$81,999	$79,422	$76,122	$74,883	$72,389
Interest and dividends on investment securities exempt from Federal income taxes	$1,078	$1,037	$942	$892	$830
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.33%	4.37%	4.50%	4.66%	4.71%
Return on average assets (2)	0.82%	0.82%	0.81%	0.70%	0.91%
Return on average equity (2)	6.06%	6.19%	6.41%	5.34%	6.92%
Tier 1 leverage - Bancorp	10.70%	10.33%	10.13%	10.19%	10.22%
Tier 1 leverage - Bank	10.60%	10.21%	10.01%	10.07%	10.04%
Tier 1 risk-based capital - Bancorp	17.29%	16.97%	16.20%	15.95%	15.26%
Tier 1 risk-based capital - Bank	17.14%	16.78%	16.02%	15.76%	14.99%
Total risk-based capital - Bancorp	18.58%	18.25%	17.49%	17.25%	16.53%
Total risk based capital - Bank	18.43%	18.06%	17.31%	17.05%	16.26%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

- more -

Central Valley Community Bancorp -- page 12

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2012	2011	2012	2011
Federal funds sold	$541	$563	$535	$660
Interest-bearing deposits in other banks	25,298	70,339	27,178	73,460
Investments	314,884	206,500	316,123	201,503
Loans (1)	400,703	418,121	400,918	413,749
Federal Home Loan Bank stock	3,576	2,986	3,235	3,018
Earning assets	745,002	698,509	747,989	692,390
Allowance for credit losses	(10,197)	(10,952)	(10,587)	(10,979)
Non-accrual loans	10,235	15,095	10,892	15,988
Other real estate owned	2,248	56	1,559	337
Other non-earning assets	83,853	77,758	83,492	77,889
Total assets	$831,141	$780,466	$833,345	$775,625

Interest bearing deposits	$498,834	$491,074	$498,904	$483,795
Other borrowings	9,155	9,155	9,158	11,393
Total interest-bearing liabilities	507,989	500,229	508,062	495,188
Non-interest bearing demand deposits	201,764	169,967	203,655	171,476
Non-interest bearing liabilities	8,525	7,909	9,859	8,222
Total liabilities	718,278	678,105	721,576	674,886
Total equity	112,863	102,361	111,769	100,739
Total liabilities and equity	$831,141	$780,466	$833,345	$775,625

AVERAGE RATES
Federal funds sold	0.25%	0.25%	0.25%	0.30%
Interest-earning deposits in other banks	0.25%	0.26%	0.25%	0.26%
Investments	3.19%	4.62%	3.26%	4.66%
Loans	6.06%	6.29%	6.09%	6.35%
Earning assets	4.61%	5.15%	4.64%	5.15%
Interest-bearing deposits	0.37%	0.58%	0.38%	0.60%
Other borrowings	2.76%	2.63%	2.81%	2.74%
Total interest-bearing liabilities	0.41%	0.62%	0.42%	0.65%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.33%	4.71%	4.35%	4.69%

(1)	Average loans do not include non-accrual loans.
(2) Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $555 and $426 for the quarters ended June 30, 2012 and 2011, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $1,090 and $838 for the six months ended June 30, 2012 and 2011, respectively.